EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE

                                           Nine Months         Nine Months         Three Months        Three Months
                                           Ended 9/30/02       Ended 9/30/01       Ended 9/30/02       Ended 9/30/01
                                           -------------       -------------       -------------       -------------
Net earnings (loss)                        $  (1,574,000)      $  (1,640,000)      $     120,000       $    267,000
                                           =============       =============       =============       ============

Earnings (Loss) Per Share - Basic
Weighted average shares outstanding
    during the period                          5,470,311           5,470,311           5,470,311          5,470,311
                                           =============       =============       =============       ============

Earnings (loss) per common share -
Basic                                      $        (.29)      $        (.30)      $         .02       $        .05
                                           =============       =============       =============       ============
Earning (Loss) Per Share - Diluted
Weighted average shares outstanding
    during the period                          5,470,311           5,470,311           5,470,311          5,470,311


Effect of stock options dilution                       0                   0                   0                  0
                                           -------------       -------------       -------------       ------------
Total shares outstanding for purposes of
calculating diluted earnings                   5,470,311           5,470,311           5,470,311          5,470,311
                                           =============       =============       =============       ============

Earnings (loss) per common and common
Equivalent share - Diluted                 $        (.29)      $        (.30)      $         .02       $        .05
                                           =============       =============       =============       ============